Yichien Yeh, CPA

21738 51st AVENUE – OAKLAND GARDENS, NY 11364 – TEL (646) 243-0425 – FAX (646) 389-0987

May 19, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated May 19, 2017 of Advanced Credit Technologies, Inc. and are in agreement with the statements contained therein as they pertain to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

Yichien Yeh, CPA